February 2, 2023

Dear Fellow Stockholders:
We continue to make advances in our mission to transform our customers’ work by enabling their teams to remotely monitor and manage their machines. Digi’s expertise, quality, and secure products help solve mission and business critical machine communications challenges in the most demanding environments.
Digi is off to a fast start in fiscal 2023. Our growth was particularly rewarding as balanced contributions from all Digi product lines and geographies drove revenues in the quarter. As the return on investment from Industrial Internet of Things (IIoT) becomes clearer to customers, IIoT is becoming a growing priority in favorable and unfavorable economic conditions. Digi continues to transition from a product provider to a complete solution provider, advanced by foundational work on process and systems in fiscal 2023. We are excited about our first quarter results, but are more enthusiastic about the ongoing and long-term opportunities in front of Digi. The acceleration of the digital transformation is a long-term trend that is being boosted by an incredibly tight labor market, higher input costs, and the competitive edge brought by automation.

Record-Setting Quarter
Eight consecutive quarters of record revenues are helping us establish other financial milestones. In our first fiscal quarter, Digi broke quarterly records for revenue ($109 million), ARR ($96 million), A-EBITDA ($23 million) and A-EBITDA rate (21.4%). These achievements march us closer to reaching our three “100” goals we set as part of our long-term strategic plan: $100 million quarterly revenue, $100 million ARR, and $100 million annualized A-EBITDA. For the third quarter in a row, we exceeded our goal of $100 million in quarterly revenue. We expect to achieve $100 million in ARR in fiscal 2023. Lastly, we jumped closer to $25 million in quarterly A-EBITDA. These records contribute to significant expansion year-over-year in stockholder value at the EPS and Adjusted EPS lines, where Digi posted $0.16, and $0.48 respectively, which represents over a 400% increase in EPS and a 33% increase in Adjusted EPS
Our best quarter ever also produced records from each of our product lines. In IoT Products and Services, record revenue of $84 million with growth contributions coming from all product lines across a diverse set of vertical markets. IoT Solutions contributed record revenues of $25 million and ARR of $82 million for the quarter, with both solution offerings experiencing growth.

Annual Recurring Revenue (ARR) Transition Continues
Solutions, enabled by impeccable product quality, provide the most successful outcomes for our customers and their teams. Solutions create lasting relationships with shared, vested outcomes versus a supplier-vendor relationship based on independent transactions. Those outcomes bind our customer’s success to our success. Our ability to monitor our performance in this transition is through ARR. As ARR grows, both in real dollars and as a percentage of our total revenue mix, it drives more consistent and predictable performance while fueling a more profitable return by connecting ourselves to our customers’ missions.
ARR established a new record of $96 million, growing 8% year-over-year. We maintain our commitment that ARR growth will outpace our revenue growth for fiscal 2023. While the first fiscal quarter does not deliver on that objective, we are confident our growth rates will increase throughout the fiscal year. Our confidence is supported by a strong pipeline, our internal investments in processes and systems to deliver world class solutions, and our high customer retention. Teams dedicated to customer success ensure an ongoing connection with our customers in meeting and beating on expectations and demands for their mission-critical needs. Our priority, based on customer and market research, is to deliver the best customer experience.

Inventory Increase Demonstrates Confidence
In our fourth fiscal quarter 2022 letter to stockholders, we stated our capital allocation priorities were shifting as we entered fiscal 2023. In fiscal 2022, we acquired Ventus and paid down $100 million of debt to materially de-risk our balance sheet. In fiscal 2023, we are focused on integration and execution. Our record backlog combined with our financial strength has afforded us the opportunity to secure components and finished goods to meet the needs of our customers and deliver on our backlog.
Inventory increased to $81 million this quarter, up 11% sequentially. As components have become available, we have put our working capital to use strategically to ensure the most beneficial outcomes for our customers. The inventory will enable revenue as we ship against product orders in our backlog. As needed, we will continue to purchase these “golden screw” components. We expect this inventory investment to bring cash dividends to Digi for the remainder of fiscal 2023.
Supply chain challenges remain today, but we are experiencing improvements. At its peak, supply challenges resulted in over 150 critical components shortages. Today, we have less than 40. For context, in a normalized supply chain, critical shortages would be five or less. We continue to monitor the supply chain, a view complicated by growing macro-economic uncertainties. Utilizing our strength in working capital generation; however, we will prioritize the needs of our customers.

Other Notable First Fiscal Quarter 2023 Financial Results
Adding to our fiscal Q1 2023 commentary, and as announced in our earnings release today, a few other noteworthy points:
•Gross margin profit margins were 56.3%, up 50 bps sequentially, showing our commitment to balance pricing and costs
•Cash flow from operations was $3 million, compared to $6 million a year ago. This is tied to our strategic decision to invest in inventory. We expect to see cash flow from operations improve throughout fiscal 2023.
•At the end of fiscal Q1 2023, Digi had cash of $31 million, gross debt of $246 million, or a net debt balance of $215 million.

Additional information related to the performance of IoT Products and Services includes:
•Revenue growth of 28% year-over-year. Growth was driven by all four major product lines in the segment.
•ARR of over $14 million, up 4% year-over-year. Growth in ARR offerings as partially offset by reduced subscribers from a single customer in the personal mobility space.
•Gross Profit margins of 54.6%, up 30 bps year-over-year and 90 bps sequentially. Price and mix were partially offset by continued purchase price variances experienced by continued supply dynamics.
•Operating income was $13 million, up 200% over prior year

Additional information related to the performance of IoT Solutions includes:
•Revenue growth of 35% year-over-year. Growth was driven by both product lines in the segment, and includes a full quarter of Ventus results vs. approximately two months of Ventus results in the prior year’s period.
•ARR of $82 million, up 9% year-over-year. Growth was driven by both product lines in the segment.
•Gross Profit margins were 62.1%, down 380 bps year-over-year. This was due to a one-time accounting adjustment impacting COGS that is not expected to be repeated.

•Operating loss was $0.7 million, compared to a loss of $0.3 million a year ago. We continue to opportunistically deploy capital through expanded investments that will deliver expected future growth.

Second Fiscal Quarter 2023 and Fiscal Full-Year 2023 Guidance
From a global macro perspective, fiscal policies remain unclear and headwinds such as the possibility of a looming recession and ongoing geopolitical conflict continue to persist. Despite that backdrop, Digi is fortunate to experience robust demand, and we expect supply chain dynamics to be challenging but to show improvement throughout the year. As noted in our last stockholder letter, while no company is truly recession proof, past results indicate Digi has a history of being recession resilient.
For the second fiscal quarter of 2023, we expect revenue of $105 million to $109 million, or growth of 11% to 15% year-over-year. Adjusted EBITDA is expected to be between $21.0 million and $22.5 million. Adjusted EPS is expected to be $0.42 to $0.46 per diluted share, assuming a weighted average share count of 37.0 million shares.
Based on our fiscal Q1 2023 performance, and our fiscal Q2 2023 guidance, we have stronger confidence in our annual projections for FY23. We now expect to grow revenues in excess of 10% as the supply chain continues to ease and demand remains strong. We expect ARR and A-EBITDA to grow faster than our revenue growth.
We provide earnings guidance on a non-GAAP basis as it is difficult to predict with reasonable certainty various items including but not limited to the impact of foreign exchange translation, interest and certain tax related events. Given the uncertainty, any of these or other items could have a significant impact on U.S. GAAP results.
A big thank you to the Digi team, our customers, our channel partners, and our suppliers. We truly could not do this without each critical link in the value chain.
A copy of our first fiscal quarter earnings release, which includes reconciliations of GAAP and non-GAAP financial measures in this letter, is included with this letter as Schedule 1 for your convenience.

About Digi International
Digi International (Nasdaq: DGII) is a leading global provider of IoT connectivity products, services and solutions. We help our customers create next-generation connected products and deploy and manage critical communications infrastructures in demanding environments with high levels of security and reliability. Founded in 1985, we’ve helped our customers connect over 100 million things and growing. For more information, visit Digi's website at www.digi.com.
Forward-Looking Statements
This letter contains forward-looking statements that are based on management’s current expectations and assumptions. These statements often can be identified by the use of forward-looking terminology such as "assume," "believe," "anticipate," "intend," "estimate," "target," "may," "will," "expect," "plan," "potential," "project," "should," or "continue," or the negative thereof or other variations thereon or similar terminology. Among other items, these statements relate to expectations of the business environment in which Digi operates, projections of future performance, perceived marketplace opportunities and statements regarding our mission and vision. Such statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions. Among others, these include risks related to the ongoing supply chain and transportation challenges impacting businesses globally, the ongoing COVID-19 pandemic and efforts to mitigate the same, risks related to ongoing inflationary pressures as well as present concerns about a potential recession and the ability of companies like us to operate a global business in such conditions, risks arising from the present war in Ukraine, the highly competitive market in which our company operates, rapid changes in technologies that may displace products sold by us, declining prices of networking products, our reliance on distributors and other third parties to sell our products, the potential for significant purchase orders to be canceled or changed, delays in product development efforts, uncertainty in user acceptance of our products, the ability to integrate our products and services with those of other parties in a commercially accepted manner, potential liabilities that can arise if any of our products have design or manufacturing defects, our ability to integrate and realize the expected benefits of acquisitions, our ability to defend or settle satisfactorily any litigation, uncertainty in global economic conditions and economic conditions within particular regions of the world which could negatively affect product demand and the financial solvency of customers and suppliers, the impact of natural disasters and other events beyond our control that could negatively impact our supply chain and customers, potential unintended consequences associated with restructuring, reorganizations or other similar business initiatives that may impact our ability to retain important employees or otherwise impact our operations in unintended and adverse ways, and changes in our level of revenue or profitability which can fluctuate for many reasons beyond our control. These and other risks, uncertainties and assumptions identified from time to time in our filings with the United States Securities and Exchange Commission, including without limitation, our Annual Report on Form 10-K for the year ended September 30, 2022, could cause our actual results to differ materially from those expressed in any forward-looking statements made by us or on our behalf. Many of such factors are beyond our ability to control or predict. These forward-looking statements speak only as of the date for which they are made. We disclaim any intent or obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Presentation of Non-GAAP Financial Measures
This letter includes adjusted net income, adjusted net income per diluted share and Adjusted EBITDA, each of which is a non-GAAP measure.
We understand that there are material limitations on the use of non-GAAP measures. Non-GAAP measures are not substitutes for GAAP measures, such as net income, for the purpose of analyzing financial performance. The disclosure of these measures does not reflect all charges and gains that were actually recognized by Digi. These non-GAAP measures are not in accordance with, or an alternative for measures prepared in accordance with, generally accepted accounting principles and may be different from non-GAAP measures used by other companies or presented by us in prior reports. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. We believe that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. We believe these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. Additionally, Adjusted EBITDA does not reflect our cash expenditures, the cash requirements for the replacement of depreciated and amortized assets, or changes in or cash requirements for our working capital needs.
We believe that providing historical and adjusted net income and adjusted net income per diluted share, respectively, exclusive of such items as reversals of tax reserves, discrete tax benefits, restructuring charges and reversals, intangible amortization, stock-based compensation, other non-operating income/expense, changes in fair value of contingent consideration, acquisition-related expenses and interest expense related to acquisitions permits investors to compare results with prior periods that did not include these items. Management uses the aforementioned non-GAAP measures to monitor and evaluate ongoing operating results and trends and to gain an understanding of our comparative operating performance. In addition, certain of our stockholders have expressed an interest in seeing financial performance measures exclusive of the impact of these matters, which while important, are not central to the core operations of our business. Management believes that Adjusted EBITDA, defined as EBITDA adjusted for stock-based compensation expense, acquisition-related expenses, restructuring charges and reversals, and changes in fair value of contingent consideration is useful to investors to evaluate our core operating results and financial performance because it excludes items that are significant non-cash or non-recurring items reflected in the Condensed Consolidated Statements of Operations. We believe that the presentation of Adjusted EBITDA as a percentage of revenue is useful because it provides a reliable and consistent approach to measuring our performance from year to year and in assessing our performance against that of other companies. We believe this information helps compare operating results and corporate performance exclusive of the impact of our capital structure and the method by which assets were acquired.